UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 4, 2004
Date of Report
(Date of earliest event reported)

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2004, Novell, Inc. (“Novell”) announced the resignation of Christopher Stone as the Vice Chairman, Office of the CEO of Novell, effective November 5, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with the resignation, Novell entered into an agreement (the “Agreement”) with Mr. Stone on October 29, 2004. Pursuant to the Agreement, Mr. Stone (i) resigned as the Vice Chairman, Office of the CEO effective November 5, 2004; (ii) agreed to non-competition and non-solicitation restrictions that extend until May 15, 2006; and (iii) provided a standard release of claims. In exchange for these covenants, Novell agreed to pay Mr. Stone cash severance payments amounting to $2,000,000 in the aggregate over the next 18 months and to continue certain health benefits for up to approximately 18 months. All payments are contingent upon Mr. Stone's continued compliance with the covenants contained in the Agreement. Also, in connection with the entry into the Agreement, Novell and Mr. Stone agreed to terminate a severance agreement that had been entered into by them on March 25, 2003.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: November 4, 2004	By /s/ Joseph A. LaSala, Jr. (Signature) Senior Vice President, General Counsel and Secretary (Title)

EXHIBIT INCEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 99.1	Press Release of Novell, Inc. dated November 4, 2004.

The Exhibit attached to this Form 8-K is incorporated by reference into Item 1.01 of this Form 8-K and, consistent with the treatment of information set forth in Item 1.01 of the Form 8-K, shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.